Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of class A ordinary shares, par value of $0.00001 per share, of 360 Finance, Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 20, 2019.

Aerovane Company Limited

By:	/s/ Hongyi Zhou
Name:	Hongyi Zhou
Title:	Director

Hongyi Zhou

/s/ Hongyi Zhou

Henry Zhiheng Zhou

By:	/s/ Hongyi Zhou
Name: Hongyi Zhou
Attorney-in-fact

Risa Ruoshan Zhou

By:	/s/ Hongyi Zhou
Name: Hongyi Zhou
Attorney-in-fact